                                                                     Exhibit 1.1

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                                ARCH COAL, INC.

                            (a Delaware corporation)

                        7,000,000 Shares of Common Stock




                           FORM OF PURCHASE AGREEMENT
                           --------------------------





Dated:  February   , 2001

================================================================================
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                               Table of Contents

     SCHEDULES

        Schedule A  -  Pricing Information    Sch A-1

        Schedule B  -  List of Subsidiaries   Sch B-1

        Schedule C  -  List of Persons Subject to Lock-up    Sch C-1

     EXHIBITS

        Exhibit A - Form of Opinions of Company's Counsel         A-1

        Exhibit B - Form of Opinion for the Selling Stockholder   B-1

        Exhibit C - Form of Lock-up Letter C-1

                                ARCH COAL, INC.
                            (a Delaware corporation)
                        7,000,000 Shares of Common Stock
                           (Par Value $.01 Per Share)

                           FORM OF PURCHASE AGREEMENT
                                                               February   , 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     Arch Coal, Inc., a Delaware corporation (the "Company") and Ashland Inc., a Kentucky corporation (the "Selling Stockholder"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") (together, the "Underwriter"), with respect to
(i) the sale by the Company and the Selling Stockholder, acting severally and not jointly, and the purchase by the Underwriter, of 2,243,032 shares and 4,756,968 shares, respectively, of Common Stock, par value $.01 per share, of the Company ("Common Stock") and (ii) the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 1,050,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 7,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriter and all or any part of the 1,050,000 shares of Common Stock subject to the option described in
Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

     The Company and the Selling Stockholder understand that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-45198) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b).
The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriter for use in connection with the offering of the Securities is herein called the "Prospectus". If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated February 8, 2001 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     (1)  Representations and Warranties.

          (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

          (i)  Compliance with Registration Requirements.  The Company meets the
               -----------------------------------------
requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement thereto was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)  Incorporated Documents.  The documents incorporated or deemed to
                ----------------------
be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii)  Independent Accountants.  The accountants who certified the
                 -----------------------
financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv)   Financial Statements.  The financial statements included in the
                 --------------------
Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (v) Coal Reserve Information.   All information related to the
              -------------------------
Company's coal reserves (including, without limitation, the Company's estimated reserves of recoverable coal (measured, indicated and total recoverable) in the aggregate and by region and mining complex location) included in the Registration Statement and the Prospectus at the time the respective Registration Statement became effective or the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) and incorporated or deemed to be incorporated by reference in the Registration Statement and Prospectus, on the date the document incorporated or deemed to be incorporated by reference became effective or at the time the document was or hereafter is filed with the Commission (collectively, the "Company Coal Reserve Information") (A) was and is accurate in all material respects, (B) complied and will comply in all material respects with the requirements of the 1933 Act and 1933 Act Regulations or the 1934 Act and the 1934 Act Regulations, as applicable, and (C) when read together with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company Coal Reserve Information has been calculated in accordance with standard mining engineering procedures used in the coal industry and applicable government reporting requirements and applicable law. All assumptions used in the calculation of the Company Coal Reserve Information were and are reasonable.

          (vi)   No Material Adverse Change in Business.  Since the respective
                 --------------------------------------
dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vii)   Good Standing of the Company.  The Company has been duly
                  ----------------------------
organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (viii)  Good Standing of Subsidiaries.  Each "significant subsidiary"
                  -----------------------------
of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Schedule B hereto and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

          (ix)  Capitalization. The authorized, issued and outstanding capital
                --------------
stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriter from the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriter from the Selling Stockholder, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

            (x)  Authorization of Agreement.  This Agreement has been duly
                 --------------------------
authorized, executed and delivered by the Company.

          (xi)   Authorization and Description of Securities. The Securities to
                 -------------------------------------------
be purchased by the Underwriter from the Company have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (xii)  Absence of Defaults and Conflicts.  Neither the Company nor any
                 ---------------------------------
of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, nor will such action cause the preferred share purchase rights issued pursuant to the Rights Agreement, dated as of March 3, 2000, between the Company and First Chicago Trust Company of New York, as Rights Agent, (the "Rights Agreement") to become exercisable or cause any Underwriter to become an Acquiring Person (as defined in the Rights Agreement). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

          (xiii) Absence of Labor Dispute.  No labor dispute with the employees
                 ------------------------
of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xiv) Absence of Proceedings.  There is no action, suit, proceeding,
                ----------------------
inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this

Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xv)  Accuracy of Exhibits.  There are no contracts or documents which
                --------------------
are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xvi)  Possession of Intellectual Property.  The Company and its
                 -----------------------------------
subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xvii) Absence of Further Requirements.  No filing with, or
                 -------------------------------
authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

          (xviii)  Possession of Licenses and Permits.  The Company and its
                   ----------------------------------
subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xix) Title to Property.  The Company and its subsidiaries have good
                -----------------
and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xx)  Investment Company Act.  The Company is not, and upon the
                ----------------------
issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxi)  Environmental Laws.  Except as described in the Registration
                 ------------------
Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (b) Representations and Warranties by the Selling Stockholder. The Selling Stockholder represents and warrants to the Underwriter as of the date hereof, as of the Closing Time, and as of each Date of Delivery, and agrees with the Underwriter, as follows:

          (i)  Accurate Disclosure.  To the knowledge of the Selling Stockholder
               -------------------
without due inquiry, the representations and warranties of the Company contained in Section 1(a) hereof are true and correct; the Selling Stockholder has reviewed and is familiar with the Registration Statement and the Prospectus and, to the knowledge of the Selling Stockholder without due inquiry, neither the Prospectus nor any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Selling Stockholder is not prompted to sell the Securities to be sold by the Selling Stockholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

          (ii)  Authorization of Agreements.  The Selling Stockholder has the
                ---------------------------
full right, power and authority to enter into this Agreement, and to sell, transfer and deliver the Securities to be sold by the Selling Stockholder hereunder. The execution and delivery of this Agreement, and the sale and delivery of the Securities to be sold by the Selling Stockholder and the consummation of the transactions contemplated herein and therein in compliance by the Selling Stockholder with its obligations hereunder and thereunder have been duly authorized by the Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a material breach of, or material default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Stockholder or any property or assets of the Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound, or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Stockholder, if applicable, or any material applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of its properties.

          (iii)  Good and Marketable Title.  The Selling Stockholder has and
                 -------------------------
will at the Closing Time and, if any Option Securities are purchased, on the Date of Delivery have good and marketable title to the Securities to be sold by the Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming the Underwriter has no notice of any adverse claim, the Underwriter will receive good and marketable title to the Securities purchased by it from the Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

          (iv) Absence of Manipulation.  The Selling Stockholder has not taken,
               -----------------------
and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (v)  Absence of Further Requirements.  No filing with, or consent,
               -------------------------------
approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Stockholder of its obligations hereunder, in connection with the sale and delivery of the Securities hereunder, or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (vi)  Restriction on Sale of Securities.  During a period of 90 days
                ---------------------------------
from the date of the Prospectus, the Selling Stockholder will not, without the prior written consent of the Underwriter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

          (vii)  Certificates Suitable for Transfer.  Certificates for all of
                 ----------------------------------
the Securities to be sold by the Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been delivered to the Underwriters pursuant to this Agreement.

          (viii)  No Association with NASD.  Neither the Selling Stockholder nor
                  ------------------------
any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the National Association of Securities Dealers, Inc.

          (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholder as such and delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Stockholder to the Underwriter as to the matters covered thereby.

     (2)  Sale and Delivery to Underwriter; Closing.
          -----------------------------------------

          (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholder, severally and not jointly, agree to sell to the Underwriter, and the Underwriter agrees to purchase from the Company and the Selling Stockholder, at the price per share set forth in Schedule A, the Initial Securities.

          (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the

     Company hereby grants an option to the Underwriter to purchase up to an additional 1,050,000 shares of Common Stock, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

          (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, NY 10019 or at such other place as shall be agreed upon by the Underwriter and the Company and the Selling Stockholder, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company and the Selling Stockholder (such time and date of payment and delivery being herein called the "Closing Time").

          In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company.

          Payment shall be made to the Company and the Selling Stockholder by wire transfer of immediately available funds to bank account(s) designated by the Company and the Selling Stockholder, as the case may be, against delivery to the Underwriter for the account of the Underwriter of certificates for the Securities to be purchased by it.

          (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriter in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     (3)  Covenants of the Company.  The Company covenants with the
          ------------------------
          Underwriter as follows:

            (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall object.

          (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Underwriter. The conformed copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

          (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

          (i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to: (A) the Securities to be sold hereunder; (B) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus; or (C) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan in effect as of the date of the Prospectus.

          (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (4)  Payment of Expenses.  (a)  Expenses.  The Company and the Selling
          -------------------
     Stockholder will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors,
     (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by the NASD of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

          (b) Expenses of the Selling Stockholder. The Selling Stockholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement, including (1) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriter, and (2) the fees and disbursements of counsel and accountants.

          (c) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9 hereof, the Company and the Selling Stockholder shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

          (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholder may make for the sharing of such costs and expenses.

     (5)  Conditions of Underwriter's Obligations.  The obligations of the
          ---------------------------------------
     Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained in
     Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b) Opinion of Counsel for Company. At the Closing Time, the Underwriter shall have received the favorable opinions, dated as of the Closing Time, of Kirkpatrick & Lockhart LLP, counsel for the Company, and Robert G. Jones, general counsel of the Company, in form and substance satisfactory to counsel for the Underwriter, together with signed or reproduced copies of such letters for the Underwriter to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriter may reasonably request.

          (c) Opinion of Counsel for the Selling Stockholder. At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of David L. Hausrath, general counsel of the Selling Stockholder, in form and substance satisfactory to counsel for the Underwriter, together with signed or reproduced copies of such letter for the Underwriter to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriter may reasonably request.

          (d) Opinion of Counsel for Underwriter. At the Closing Time, the Underwriter shall have received the opinion and letter of Cravath, Swaine & Moore, dated as of the Closing Time and addressed to the Underwriter, with respect to the sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

          (f) Certificate of Selling Stockholder. At the Closing Time, the Underwriter shall have received a certificate of an Attorney-in-Fact on behalf of the Selling Stockholder, dated as of the Closing Time, to the effect that (1) the representations and warranties of the Selling Stockholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

          (g) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP and Arthur Andersen LLP letters dated such date, in form and substance satisfactory to the Underwriter, together with signed or reproduced copies of such letters for the Underwriter containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (h) Bring-down Comfort Letter. At the Closing Time, the Underwriter shall have received from Ernst & Young LLP letters, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

          (i) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (j) No Objection. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (k) Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.

          (l) Conditions to Purchase of Option Securities. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Stockholder contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Stockholder hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

           (i)  Officers' Certificate.  A certificate, dated such Date of
                ---------------------
                Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

          (ii)  Opinion of Counsel for Company.  The favorable opinions of
                ------------------------------
                Kirkpatrick & Lockhart LLP, counsel for the Company, and Robert
                G. Jones, general counsel of the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

          (iii) Opinion of Counsel for the Underwriter.  The opinion and
                --------------------------------------
                letter of Cravath, Swaine & Moore, counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

          (iv)  Bring-down Comfort Letter. Letters from Ernst & Young LLP in
                -------------------------
                form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Underwriter pursuant to Section 5(g) hereof, except that the "specified date" in the letters furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          (m) Additional Documents. At the Closing Time and at each Date of Delivery counsel for the Underwriter shall have been furnished with such documents and opinions as it may require for the purpose of enabling it to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholder in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Underwriter to purchase the relevant Option Securities, may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     (6)  Indemnification.
          ---------------

          (a) Indemnification of Underwriter. The Company and the Selling Stockholder, jointly and severally, agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred (including, without limitation, the fees and disbursements of counsel, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened), arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Stockholder;

     provided, however, that this indemnity agreement shall not apply to any
     --------  -------
loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and

     provided, further, that the aggregate liability of the Selling Stockholder
     --------  -------
pursuant to this paragraph shall be limited to the total net proceeds (before deducting expenses) received by the Selling Stockholder from the Securities purchased by the Underwriters from the Selling Stockholder pursuant to this Agreement.

          (b) Indemnification of Company, Directors and Officers and Selling Stockholder. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Stockholder and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The Company and the Selling Stockholder acknowledge that, under the heading "Underwriting", (i) the sentences related to concessions and reallowances and (ii) the paragraphs related to stabilization and syndicate covering transactions in any preliminary prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in any preliminary prospectus or the Prospectus.

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

           (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
     (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement between the Company and the Selling Stockholder with respect to indemnification.

     (7)  Contribution.  If the indemnification provided for in Section 6
          ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholder and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, the Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Stockholder, as the case may be.

     The provisions of this Section shall not affect any agreement between the Company and the Selling Stockholder with respect to contribution.

     (8)  Representations, Warranties and Agreements to Survive Delivery.  All
          --------------------------------------------------------------
representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Stockholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholder, and shall survive delivery of the Securities to the Underwriter.

     (9)  Termination of Agreement.
          ------------------------

          (a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to the Closing Time (1) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
     (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

          (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     (10) Default by the Selling Stockholder or the Company.  (a) If the Selling
          -------------------------------------------------
Stockholder shall fail at the Closing Time to sell and deliver the number of Securities which the Selling Stockholder is obligated to sell hereunder, then the Underwriter may, by notice to the Company, terminate this Agreement without any liability on the part of any non-defaulting party; provided that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section 10 shall relieve the Selling Stockholder so defaulting from liability, if any, in respect of such default.

          (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then the Underwriter may, by notice to the Selling Stockholder, terminate this Agreement without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

     (11) Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter at North Tower, World Financial Center, New York, New York 10281-1201, attention of Eileen Porter; notices to the Company shall be directed to CityPlace One, Suite 300, St. Louis, Missouri, attention of General Counsel; and notices to the Selling Stockholder shall be directed to 50 E. RiverCenter Blvd., Covington, Kentucky 41011, attention of General Counsel.

     (12) Parties.  This Agreement shall inure to the benefit of and be binding
          -------
upon the Underwriter, the Company and the Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Selling Stockholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Stockholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     (13) GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND
          ----------------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     (14) Effect of Headings.  The Article and Section headings herein and the
          ------------------
Table of Contents are for convenience only and shall not affect the construction hereof.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Stockholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Selling Stockholder in accordance with its terms.

                                    Very truly yours,

                                    ARCH COAL, INC.

                                     By:____________________________
                                        Name:
                                        Title:

                                    ASHLAND INC.

                                     By:____________________________
                                        Name:
                                        Title:


CONFIRMED AND ACCEPTED,
     as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

     By: ____________________________
         Authorized Signatory

                                   SCHEDULE A

                                ARCH COAL, INC.
                        7,000,000 Shares of Common Stock
                           (Par Value $.01 Per Share)



          1. The initial public offering price per share for the Securities,
determined as provided in said Section 2, shall be $   .

          2. The purchase price per share for the Securities to be paid by the
Underwriter shall be $   , being an amount equal to the initial public offering
price set forth above less $    per share; provided that the purchase price per
share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                   SCHEDULE B

                             [List of subsidiaries]
                               [To be provided by
                            Kirkpatrick & Lockhart]

                                   SCHEDULE C

                                 Steven F. Leer
                              C. Henry Besten, Jr.
                                Robert J. Messey
                              Kenneth G. Woodring
                                 James R. Boyd
                                Philip W. Block
                              Frank M. Burke, Jr.
                           Ignacio Dominquez Urquijo
                               Thomas L. Feazell
                                Robert L. Hintz
                                Douglas H. Hunt
                                James L. Parker
                               A.  Michael Perry
                               Theodore D. Sands

                                                                     Exhibit A-1


                       FORM OF OPINION OF GENERAL COUNSEL

          (i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (ii) The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriter from the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (iii) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of such counsel's knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

          (iv) To the best of such counsel's knowledge and other than as disclosed in the Registration Statement, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

          (v) All descriptions in the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects.

          (vi) Neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement. Except as set forth in the Prospectus, to the best of such counsel's knowledge there are no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock or ownership interests in the Company.

          (vii) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under "Use of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

     Nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                     Exhibit A-2

                 FORM OF OPINION OF KIRKPATRICK & LOCKHART LLP

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

          (iii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization."

          (iv) The Securities to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale to the Underwriter pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable, and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

          (v) The sale of the Securities by the Selling Stockholder is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (vi) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

          (vii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

          (viii) The Registration Statement, including any Rule 462(b) Registration Statement, and the Rule 430A Information, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

          (ix) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

          (x) The information in the Prospectus under "Business - Legal Proceedings", "Description of Capital Stock", and "United States Taxation of Non-U.S. Holders" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

          (xi) To the best of such counsel's knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

          (xii) To the best of such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

          (xiii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

          (xiv) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under "Use of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject, that is filed or incorporated by reference as an exhibit to the Registration Statement (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its respective properties, assets or operations.

          (xv) The Rights under the Company's Shareholder Rights Plan to which holders of the Securities are entitled have been duly authorized and validly issued.

          (xvi) The Company is not and, after giving effect to the sale of the Securities and the use of the proceeds therefrom as described in the Prospectus under "Use of Proceeds" will not be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          (xvii) The Securities being sold by the Selling Stockholder are duly listed, and admitted and authorized for trading on the New York Stock Exchange and the Securities being issued and sold by the Company are approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

     Nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit B

             FORM OF OPINION OF COUNSEL FOR THE SELLING STOCKHOLDER
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

               (i) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which such counsel need express no opinion) is necessary or required to be obtained by the Selling Stockholder for the performance by the Selling Stockholder of its obligations under the Purchase Agreement or in connection with the offer, sale or delivery of the Securities.

               (ii) The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

               (iii) The execution, delivery and performance of the Purchase Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the Selling Stockholder with its obligations under the Purchase Agreement have been duly authorized by all necessary action on the part of the Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a material breach of, or material default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Stockholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which the Selling Stockholder is a party or by which it may be bound, or to which any of the property or assets of the Selling Stockholder may be subject nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Stockholder, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over the Selling Stockholder or any of its properties.

               (iv) To the best of such counsel's knowledge, the Selling Stockholder has valid and marketable title to the Securities to be sold by the Selling Stockholder pursuant to the Purchase Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver such Securities pursuant to the Purchase Agreement. By delivery of a certificate or certificates therefor the Selling Stockholder will transfer to the Underwriter (without notice of any defect in the title of the Selling Stockholder and who is otherwise a bona fide purchaser for purposes of the Uniform Commercial Code) valid and marketable title to such

          Securities, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                                                                       Exhibit C

                                 February  , 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated,
North Tower
World Financial Center
New York, New York  10281-1209

     Re:  Proposed Public Offering by Arch Coal, Inc.
          -------------------------------------------

Dear Sirs:

     The undersigned, a [stockholder and/or an officer and/or director] of Arch Coal, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") proposes to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and the Selling Stockholder providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a [stockholder and/or an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Merrill Lynch that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                      Very truly yours,


                                      Signature:_____________________________

                                      Print Name:____________________________